EXHIBIT 107

FILING FEES

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Type with Fee Offset Claimed	Title with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Ofset Claims
Fee Offset Source
Rule 457(p)
Fee Ofset Claims	Know Labs, Inc.	S-1	333-213435	9/1/2016	n/a	$251.75 (1)	Equity	Common Stock, $0.001 par value per share	3,571,428	$2,500,000
Fee Offset Source	Know Labs, Inc.	S-1	333-213435	n/a	9/1/2016						$251.75 (1)
Fee Ofset Claims	Know Labs, Inc.	S-1	333-231829	5/30/2019	n/a	$2,658.71(2)	Equity	Common Stock, $0.001 par value per share	14,337,632	$21,936,577
Fee Offset Source	Know Labs, Inc.	S-1	333-231829	n/a	5/30/2019						$2,658.71 (2)
Fee Ofset Claims	Know Labs, Inc.	S-1	333-239563	6/30/2020	n/a	$2,163.85 (3)	Equity	Common Stock, $0.001 par value per share	9,526,085	$16,670,649
Fee Offset Source	Know Labs, Inc.	S-1	333-239563	n/a	6/30/2020						$2,163.85(3)
Fee Ofset Claims	Know Labs, Inc.	S-1	333-255918	5/7/2021	n/a	$2,818.44 (4)	Equity	Common Stock, $0.001 par value per share	11,717,200	$25,052,136
Fee Offset Source	Know Labs, Inc.	S-1	333-255918	n/a	5/7/2021						$2,818.44 (4)
Fee Ofset Claims	Know Labs, Inc.	S-1	333-266423	7/29/2022	n/a	$833.71(5)	Equity	Common Stock, $0.001 par value per share	4,140,000	$8,577,600
Fee Offset Source	Know Labs, Inc.	S-1	333-266423	n/a	7/29/2022						$833.71 (5)

(1) On September 1, 2016, the Company filed a registration statement on Form S-1 (Registration No. 333-213435), as amended, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 8, 2016 (the “Registration Statement I”). The Registration Statement I registered 3,571,428  shares of common stock of the registrant  by a selling stockholder in a secondary offering with an aggregate offering price not to exceed $2,500,000, all of which remain unsold (the “Unsold Secondary Shares”).  Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies the $251.75 registration fee previously paid in connection with Registration Statement I with respect to the Unsold Secondary Shares to offset the registration fees that are payable in connection with the registration of the shares of the registrant’s common stock for resale by the selling stockholder named herein. Accordingly, the filing fee transmitted herewith with respect to the secondary offering is $251.75.

(2) On May 30, 2019, the Company filed a registration statement on Form S-1 (Registration No. 333-231829), as amended, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 7, 2020 (the “Registration Statement II”). The Registration Statement II registered 14,337,632  shares of common stock of the registrant  by selling stockholders in a secondary offering with an aggregate offering price not to exceed $21,936,577, some of which remain unsold (the “Unsold Secondary Shares”).  Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies the $2,658.71 registration fee previously paid in connection with Registration Statement II with respect to the Unsold Secondary Shares to offset the registration fees that are payable in connection with the registration of the shares of the registrant’s common stock for resale by the selling stockholders named herein. Accordingly, the filing fee transmitted herewith with respect to the secondary offering is $2,658.7.

(3) On June 30, 2020, the Company filed a registration statement on Form S-1 (Registration No. 333-239563), as amended, which was subsequently declared effective by the SEC on July 9, 2020 (the “Registration Statement III”).  The Registration Statement III registered 9,526,085  shares of common stock of the registrant  by selling stockholders in a secondary offering with an aggregate offering price not to exceed $16,670,649, some of which remain unsold (the “Unsold Secondary Shares”).  Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies the $2,163.85 registration fee previously paid in connection with Registration Statement III with respect to the Unsold Secondary Shares to offset the registration fees that are payable in connection with the registration of the shares of the registrant’s common stock for resale by the selling stockholders named herein. Accordingly, the filing fee transmitted herewith with respect to the secondary offering is $2,163.85.

(4) On May 7, 2021, the Company filed a registration statement on Form S-1 (Registration No. 333-255918), as amended, which was subsequently declared effective by the SEC on May 14, 2021 (the “Registration Statement IV”). The Registration Statement IV registered 11,717,200  shares of common stock of the registrant  by selling stockholders in a secondary offering with an aggregate offering price not to exceed $25,052,136, some of which remain unsold (the “Unsold Secondary Shares”).  Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies the $2,818.44 registration fee previously paid in connection with Registration Statement IV with respect to the Unsold Secondary Shares to offset the registration fees that are payable in connection with the registration of the shares of the registrant’s common stock for resale by the selling stockholders named herein. Accordingly, the filing fee transmitted herewith with respect to the secondary offering is $2,818.44.

(5) On July 29, 2022, the Company filed a registration statement on Form S-1 (Registration No. 333-266423), as amended, which was subsequently declared effective by the SEC on September 15, 2022 (the “Registration Statement V”). The Registration Statement V registered 4,140,000 shares of common stock of the registrant  by selling stockholders in a primary offering with an aggregate offering price not to exceed $8,577,000. Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies the $833.71 registration fee previously paid in connection with Registration Statement V with respect to the registration fees that are payable in connection with the registration of the shares of the registrant’s common stock herein. Accordingly, the filing fee transmitted herewith with respect to the secondary offering is $833.71.  With respect to the primary offering, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.